Exhibit 31.1

Certification

I, James F. Westmoreland, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of Daybreak Oil and Gas, Inc.

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 27, 2011

By /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President, Chief Executive Officer
and interim principal finance and accounting officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)